Exhibit 99.3

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

PARKWAY PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On September 4, 2013, Parkway Properties, Inc., or Parkway, and Thomas Properties Group, Inc., or TPGI, and certain of their respective affiliates, entered into a definitive agreement and plan of merger, which is referred to as the merger agreement, pursuant to which Parkway and TPGI will combine through a merger of TPGI with and into Parkway, with Parkway surviving the merger, which we refer to as the parent merger.

Under the terms of the merger agreement, each share of TPGI common stock will be converted into the right to receive 0.3822 of a newly issued share of Parkway common stock. Following the parent merger, continuing Parkway stockholders will hold approximately 78.7% of the combined company, which we refer to as the Combined Corporation, and former TPGI stockholders will hold approximately 21.3% percent of the issued and outstanding shares of common stock of the Combined Corporation. The parent merger is subject to customary closing conditions, including receipt of the approval of both the Parkway and TPGI stockholders, among other things. The transactions contemplated by the merger agreement, including the parent merger, are expected to close in the fourth quarter of 2013.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with Parkway considered the acquirer of TPGI. See “Accounting Treatment of the Mergers.” Under the acquisition method of accounting, the purchase price is allocated to the underlying TPGI tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The total consideration for the parent merger and the assignment of fair values to TPGI’s assets acquired and liabilities assumed has not been finalized, is subject to change, could vary materially from the actual amounts at the time the parent merger is completed. A final determination of the fair value of TPGI’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of TPGI that exist as of the closing date of the parent merger and, therefore, cannot be made prior to the completion of the parent merger. In addition, the value of the consideration to be paid by Parkway upon the consummation of the parent merger will be determined based on the closing price of Parkway’s common stock on the closing date of the parent merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements presented below. Parkway estimated the fair value of TPGI’s assets and liabilities based on discussions with TPGI’s management, preliminary valuation studies, due diligence and information presented in TPGI’s public filings. Until the parent merger is completed, both companies are limited in their ability to share certain information. Upon completion of the parent merger, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or pro forma statements of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The aggregate purchase price for financial statement purposes will be based on the actual closing price per share of Parkway common stock on the closing date, which could differ materially from the assumed value disclosed in the notes to the unaudited pro forma condensed consolidated financial statements. If the actual closing price per share of Parkway common stock on the closing date is higher than the assumed amount, it is expected that the final purchase price will be higher. Conversely, if the actual closing price is lower than the assumed amount, it is expected that the final purchase price will be lower. A hypothetical 10% change in

Parkway’s closing stock price on the closing date of the parent merger would have an approximate $41.0 million impact on the purchase price.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give pro forma effect to events that are: (1) directly attributable to the parent merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the combined company following the parent merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the parent merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statements of operations reflect projected operating efficiencies and synergies expected to be achieved as a result of the parent merger. The projected operating synergies are expected to include approximately $13.9 million in combined annual cost synergies. The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the parent merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the parent merger. However, such costs could affect the Combined Corporation following the parent merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the Combined Corporation following the parent merger.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	the historical audited consolidated financial statements of Parkway as of and for the year ended December 31, 2012, included in Parkway’s Form 10-K, and the historical unaudited consolidated financial statements as of and for the six months ended June 30, 2013, included in Parkway’s Form 10-Q, both of which are incorporated by reference in this document;

•	the historical audited consolidated financial statements of TPGI as of and for the year ended December 31, 2012, included in TPGI’s Form 10-K, and the historical unaudited consolidated financial statements as of and for the six months ended June 30, 2013, included in TPGI’s Form 10-Q, both of which are incorporated by reference in this document; and

•	other information relating to Parkway and TPGI contained in or incorporated by reference into this document. See “Where You Can Find More Information,” “Selected Historical Financial Information of Parkway” and “Selected Historical Financial Information of TPGI.”

PARKWAY PROPERTIES, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2013

(Unaudited)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
	(In thousands)
Assets
Real estate related investments:
Office and parking properties	$1,952,276	$404,911	$212,701	(2)	$617,612	$2,569,888
Accumulated depreciation	(223,184)	(130,736)	130,736	(3)	—	(223,184)

	1,729,092	274,175	343,437		617,612	2,346,704
Land available for sale	250	—	—		—	250
Investments in unconsolidated real estate entities	—	68,429	(19,949	)(4)	48,480	48,480
Condominium units held for sale	—	32,095	(495	)(5)	31,600	31,600
Receivables and other assets	155,743	50,183	(27,238	)(6)	22,945	178,688
Intangible assets, net	120,704	—	75,450	(7)	75,450	196,154
Assets held for sale	9,831	—	—		—	9,831
Management contracts, net	15,437	—	4,334	(8)	4,334	19,771
Marketable securities	—	9,879	—		9,879	9,879
Restricted cash	—	3,935	(2,858	)(9)	1,077	1,077
Cash and cash equivalents	30,241	127,879	(93,982	)(10)	33,897	64,138

Total assets	$2,061,298	$566,575	$278,699		$845,274	$2,906,572

Liabilities
Notes payable to banks	$313,000	$—	$—	(11)	$—	$313,000
Mortgage notes payable	724,090	261,738	73,993	(12)	335,731	1,059,821
Accounts payable and other liabilities	62,706	38,904	(12,967	)(13)	25,937	88,643
Below market rents	25,150	—	54,053	(14)	54,053	79,203
Losses and distributions in excess of investments in unconsolidated real estate entities	—	11,366	(11,366	)(15)	—	—
Liabilities related to assets held for sale	325	—	—		—	325

Total liabilities	1,125,271	312,008	103,713		415,721	1,540,992

Equity
Stockholders’ equity:
Common Stock	69	586	(567	)(16)	19	88
Additional paid-in capital	1,097,788	261,833	69,459	(17)	331,292	1,429,080
Accumulated other comprehensive loss	(814)	(121)	121	(18)	—	(814)
Accumulated deficit	(375,138)	(100,019)	100,019	(19)	—	(375,138)

Total stockholders’ equity	721,905	162,279	169,032		331,311	1,053,216

Noncontrolling interests—real estate partnerships	214,107	54,507	(34,611	)(20)	19,896	234,003
Noncontrolling interests—unit holders in operating partnership	15	37,781	40,565	(21)	78,346	78,361

Total equity	936,027	254,567	174,986		429,553	1,365,580

Total liabilities and equity	$2,061,298	$566,575	$278,699		$845,274	$2,906,572

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(Unaudited)

(in thousands, except per share data)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
Revenues
Income from office and parking properties	$138,781	$28,476	$17,752	(23)	$46,228	$185,009
Management company income	8,832	—	—		—	8,832
Investment advisory, management, leasing and development services	—	7,810	(5,933	)(24)	1,877	1,877
Reimbursment of property personnel costs	—	2,033	(1,644	)(25)	389	389
Condominuium sales	—	7,793	—		7,793	7,793

Total revenues	147,613	46,112	10,175		56,287	203,900

Expenses and other
Property operating expense	53,573	17,060	3,273	(26)	20,333	73,906
Depreciation and amortization	60,764	8,112	15,760	(27)	23,872	84,636
Impairment loss on real estate	—	753	(753	)(28)	—	—
Management company expenses	8,981	—	—		—	8,981
Investment advisory, management, leasing, and development services	—	4,208	(3,343	)(29)	865	865
Reimbursable property personnel costs	—	2,033	(1,644	)(30)	389	389
Cost of condominium sales	—	6,411	—		6,411	6,411
General and administrative	8,905	12,480	(6,950	)(31)	5,530	14,435
Acquisition costs	1,646	—	—	(32)	—	1,646

Total expenses and other	133,869	51,057	6,343		57,400	191,269

Operating Income (loss)	13,744	(4,945)	3,832		(1,113)	12,631

Other income and expenses
Interest and other income	185	114	—		114	299
Equity in net income (loss) of unconsolidated real estate entities	—	(6,321)	81	(33)	(6,240)	(6,240)
Loss on sale of real estate	—	(559)	559	(34)	—	—
Interest expense	(21,774)	(7,244)	85	(35)	(7,159)	(28,933)

Loss before income taxes	(7,845)	(18,955)	4,557		(14,398)	(22,243)

Income tax benefit (expense)	891	(40)	—		(40)	851

Loss from continuing operations	(6,954)	(18,995)	4,557		(14,438)	(21,392)
Net (income) loss attributable to real estate partnerships and unit holders	2,306	4,475	(1,145	)(36)	3,330	5,636

Net loss for Parkway Properties, Inc.	(4,648)	(14,520)	3,412		(11,108)	(15,756)
Dividends on preferred stock	(3,433)	—	—		—	(3,433)
Dividends on preferred stock redemption	(6,604)	—	—		—	(6,604)

Net loss attributable to common stockholders	$(14,685)	$(14,520)	$3,412		$(11,108)	$(25,793)

Loss from continuing operations attributable to common stockholders per common share:

Basic and diluted	$(0.23)	$(0.31)	$(0.12)		$(0.59)	$(0.32)

Weighted average common shares outstanding:

Basic and diluted	62,720	46,420	(27,579	)(37)	18,841	81,561

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(in thousands, except per share data)

	Parkway Historical	TPGI Historical	Pro Forma Adjustments		TPGI Pro Forma	Parkway Pro Forma
Revenues
Income from office and parking properties	$206,739	$54,922	$36,263	(23)	$91,185	$297,924
Management company income	19,778	—	—		—	19,778
Investment advisory, management, leasing and development services	—	20,271	(17,374	)(24)	2,897	2,897
Reimbursment of property personnel costs	—	5,183	(2,873	)(25)	2,310	2,310
Condominuium sales	—	10,240	—		10,240	10,240

Total revenues	226,517	90,616	16,016		106,632	333,149

Expenses and other
Property operating expense	80,748	31,860	9,746	(26)	41,606	122,354
Depreciation and amortization	81,537	15,701	32,044	(27)	47,745	129,282
Impairment loss on real estate	9,200	12,745	(12,745	)(28)	—	9,200
Impairment loss on management contracts and goodwill	41,967	—	—		—	41,967
Change in fair value of contingent consideration	216	—	—		—	216
Management company expenses	17,237	—	—		—	17,237
Investment advisory, management, leasing, and development services	—	12,461	(11,345	)(29)	1,116	1,116
Reimbursable property personnel costs	—	5,183	(2,873	)(30)	2,310	2,310
Cost of condominium sales	—	8,129	—		8,129	8,129
General and administrative	16,420	17,749	(13,900	)(31)	3,849	20,269
Acquisition costs	2,791	—	45,400	(32)	45,400	48,191

Total expenses and other	250,116	103,828	46,327		150,155	400,271

Operating loss	(23,599)	(13,212)	(30,311)		(43,523)	(67,122)

Other income and expenses
Interest and other income	272	74	—		74	346
Equity in net loss of unconsolidated real estate entities	—	(3,672)	(7,306	)(33)	(10,978)	(10,978)
Gain on sale of real estate	48	—	—	(34)	—	48
Recovery of loss on mortgage loan receivable	500	—	—		—	500
Interest expense	(35,334)	(16,847)	1,969	(35)	(14,878)	(50,212)

Loss before income taxes	(58,113)	(33,657)	(35,648)		(69,305)	(127,418)

Income tax benefit (expense)	(261)	385	—		385	124

Loss from continuing operations	(58,374)	(33,272)	(35,648)		(68,920)	(127,294)
Net loss attributable to real estate partnerships and unit holders	3,586	7,876	13,561	(36)	21,437	25,023

Net loss for Parkway Properties, Inc.	(54,788)	(25,396)	(22,087)		(47,483)	(102,271)
Dividends on preferred stock	(10,843)	—	—		—	(10,843)
Dividends on convertible preferred stock	(1,011)	—	—		—	(1,011)

Net loss attributable to common stockholders	$(66,642)	$(25,396)	$(22,087)		$(47,483)	$(114,125)

Income (loss) from continuing operations attributable to common stockholders per common share:

Basic and diluted	$(2.11)	$(0.61)	$0.97		$(2.52)	$(2.27)

Weighted average common shares outstanding:

Basic and diluted	31,542	41,632	(22,791	)(37)	18,841	50,383

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

PARKWAY PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General

The Parkway Properties, Inc. (“Parkway”) and Thomas Properties Group, Inc. (“TPGI”) historical amounts include the reclassification of certain historical balances to conform to the pre-merger Parkway presentation of these unaudited pro forma condensed consolidated financial statements, as described below:

Balance Sheet:

•	TPGI’s balances for land and improvements and land and improvements—development properties were reclassified into office and parking properties.

•	TPGI’s balance for rents and other receivables, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for receivables from unconsolidated real estate entities, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for deferred rents, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for deferred leasing and loan costs, net, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for other assets, net, previously disclosed as a separate line item, was reclassified into receivables and other assets.

•	TPGI’s balance for prepaid rent, previously disclosed as a separate line item, was reclassified into accounts payable and other liabilities.

•	TPGI’s balance for deferred revenue, previously disclosed as a separate line item, was reclassified into accounts payable and other liabilities.

•	TPGI’s balance for partners in consolidated real estate entities, previously disclosed as a separate line item, was reclassified into noncontrolling interests—real estate partnerships.

•	Parkway’s balance for below market rents, previously disclosed as accounts payable and other liabilities, was reclassified into below market rents.

•	Parkway’s balance for unit holders in operating partnership, previously disclosed as noncontrolling interests, was reclassified into noncontrolling interests—unit holders in operating partnership.

Statement of Operations:

•	TPGI’s balances for rental, tenant reimbursements, and parking and other, previously disclosed as separate line items of revenue, were reclassified into income from office and parking properties.

•	TPGI’s balances for investment advisory, management, leasing, and development services and investment advisory, management, leasing, and development services—unconsolidated real estate entities were combined into investment advisory, management, leasing, and development services.

•	TPGI’s balances for property operating and maintenance expense and real estate and other taxes expense, previously disclosed as separate line items of expenses, were reclassified into property operating expense.

The unaudited pro forma condensed consolidated financial statements are based on Parkway’s historical consolidated financial statements and TPGI’s historical consolidated financial statements, each incorporated by reference in this joint proxy statement/prospectus, and have been adjusted in the statements below to give effect to (i) the mergers, (ii) the sale of One Commerce Square, Two Commerce Square and Four Points Centre, which are expected to occur immediately following the completion of the mergers, (iii) the liquidation of the TPG/CalSTRS, LLC joint venture, which occurred on September 30, 2013 and which included the transfer of City National Plaza, (iv) the sale of Reflections I and Reflections II, and Fair Oaks Plaza on September 27, 2013 by TPG/CalSTRS, and (v) the consolidation of San Felipe Plaza and CityWest Place, which were previously included in the TPG/CalSTRS joint venture, and Murano. Parkway will acquire TPGI’s joint venture interest in TPG/CalSTRS Austin, LLC. The unaudited pro forma combined statements of operations for the six months ended June 30, 2013 and the 12 months ended December 31, 2012 give effect to the foregoing transactions as if they had occurred on January 1, 2012, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet as of June 30, 2013 gives effect to the foregoing transactions as if they had occurred on June 30, 2013.

Balance Sheet

General

(1)	Represents adjustments to record the acquisition of TPGI by Parkway based upon the estimated purchase price of approximately $771.3 million. The calculation of the estimated purchase price to be allocated is as follows (in thousands):

Equity to be issued (a)	$409,657

Assumptions of mortgage note payables	335,731
Other liabilities	25,937

Estimated purchase price	$771,325

(a)	Assumes 60.9 million shares of TPGI common stock (includes the assumption of phantom shares, restricted shares, options, incentive units and units in the operating partnership) are to be converted to Parkway common shares at a fixed conversion rate of 0.3822 per TPGI share. The per share closing price of Parkway’s common stock on September 26, 2013 was $17.60.

The purchase price will be adjusted based on the share price of Parkway’s common stock at closing consistent with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The preliminary purchase price allocation of assets acquired and liabilities assumed is provided throughout these notes. The following provides a summary of the preliminary purchase price allocation by major categories of assets and liabilities in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 (in thousands):

Assets:
Total real estate	$617,612
Acquired intangible lease assets	75,450
Cash and cash equivalents	33,897
Investments in unconsolidated real estate entities	48,480
Restricted cash	1,077
Management contracts	4,334
Marketable securities	9,879
Condominium units held for sale	31,600
Receivables and other assets	22,945

Total Assets	$845,274

Liabilities:
Mortgage loans	$335,731
Accounts payable and other liabilities, net	9,552
Below market rents	54,053
Prepaid rent and deferred revenue	16,385

Total Liabilities	$415,721

Noncontrolling interests	$19,896

Estimated fair value of net assets acquired	$409,657

Assets

(2)	Office and parking properties reflects an adjustment to record the estimated increase over TPGI’s historical investment in real estate based upon the preliminary estimated fair value for the tangible real estate assets to be acquired. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the parent merger and will be completed after the parent merger is consummated. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the unaudited pro forma condensed consolidated financial statements.

The estimated values are as follows (in thousands):

TPGI Pro Forma
Land	$98,245
Buildings and Improvements	473,485
Tenant Improvements	45,882

Estimated fair value of real estate investments	$617,612

(3)	Accumulated depreciation and amortization was adjusted to eliminate TPGI’s historical accumulated depreciation and amortization.

(4)	Investments in unconsolidated real estate entities were adjusted to eliminate the TPG/CalSTRS joint venture, and to reflect the fair value adjustment related to TPG/CalSTRS Austin, LLC.

(5)	Condominium units held for sale was adjusted to account for expected condominium sales recognized from the balance sheet date of June 30, 2013 through the actual merger consummation date.

(6)	Receivables and other assets was adjusted to account for the following (in thousands):

Pro Forma Adjustment
Elimination of rents and other receivables to reflect only consolidated assets	$(378)
Elimination of receivables for unconsolidated entities to reflect only consolidated assets	(8)
Elimination of deferred rents	(20,343)
Elimination of deferred leasing costs	(11,282)
Elimination of deferred loan costs	(1,273)
Elimination of other assets	(10,637)
Acquisition of lease costs	16,683

Total pro forma adjustments	$(27,238)

(7)	Intangible assets, net reflects the purchase price allocation of the following items (in thousands):

TPGI Pro Forma
In place leases	$72,830
Above market rents	2,620

Estimated fair value of intangible assets	$75,450

(8)	Management contracts, net adds the purchase price allocation of the management contracts acquired.

(9)	Restricted cash was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustment.

(10)	Cash and cash equivalents was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustment and also includes the amount TPGI was required to contribute to TPG/CalSTRS in connection with its liquidation. The transaction costs of $45.4 million was not reflected in this amount.

Liabilities

(11)	Notes payable to banks does not reflect the $80 million bridge loan to TPG LP to fund a portion of the capital contribution to the TPG/CalSTRS joint venture in connection with its liquidation. Parkway plans to repay the bridge loan using proceeds from the sale of Four Points Centre, One Commerce Square, and Two Commerce Square.

(12)	Mortgage notes payable adjustment represents the elimination of the debt related to the previous consolidated assets of One Commerce Square, Two Commerce Square, and Four Points Centre and the assumption of the debt related to the San Felipe Plaza and CityWest Place assets and the associated mortgage premium.

(13)	Accounts payable and other liabilities adjustments to TPGI’s historical balances are as follows (in thousands):

Pro Forma Adjustment
Elimination of accounts payable and other liabilities for properties to be sold	$(15,748)
Reflection of prepaid and deferred rent for the consolidated assets	2,781

Total pro forma adjustments	$(12,967)

(14)	Acquired lease intangible liabilities reflect the purchase price allocation of below market rents.

(15)	Represents the elimination of losses and distributions in excess of investments in unconsolidated real estate entities.

Equity

(16)	Common stock represents the adjustment to convert TPGI’s historical equity into Parkway common stock.

(17)	The adjustment to additional paid-in capital is to reflect the adjustment to convert TPGI’s historical equity into Parkway common stock.

(18)	Represents elimination of TPGI’s accumulated other comprehensive loss.

(19)	Represents elimination of TPGI’s accumulated deficit.

(20)	Noncontrolling interest—real estate partnerships was adjusted to reflect the unaffiliated partner’s interest in Murano and TPG/CalSTRS Austin.

(21)	Noncontrolling interest—unit holders in operating partnership represents the adjustment to convert TPGI’s historical units in operating partnership into Parkway units in operating partnership.

Statements of Operations

General

(22)	Statement of Operations for TPGI and Parkway does not include the impact of discontinued operations. Adjustments reflect the effect on Parkway’s and TPGI’s historical consolidated statement of operations and shares used in computing earnings per share as if the TPGI acquisition occurred on January 1, 2012.

Revenue

(23)	The TPGI pro forma reflects rental revenue generated on a straight line basis as if TPGI had consummated each of its 2012 and 2013 (through June 30th) property acquisitions on January 1, 2012. The pro forma adjustment is the difference between the TPGI pro forma amount and the TPGI historical amount. The TPGI pro forma rental revenue is calculated as follows (in thousands):

	For the six months ended June 30, 2013	For the year ended December 31, 2012
Contractual rent	$37,830	$75,697
Straight-line rent adjustment	2,173	2,986
Above and below market lease amortization, net	6,225	12,502

TPGI pro forma rental revenue	$46,228	$91,185

(24)	Investment advisory, management, leasing and development services were adjusted to reflect the pro forma revenue related to the services provided to TPG/CalSTRS Austin.

(25)	Reimbursement of property personnel costs were adjusted to reflect the pro forma revenues related to the TPG/CalSTRS Austin.

Expense

(26)	Property operating expense was adjusted to reflect the expenses for the consolidation of San Felipe Plaza and CityWest Place.

(27)	The pro forma adjustment is the difference between the TPGI pro forma amount and the TPGI historical amount. The pro forma depreciation and amortization reflects the revised depreciation and amortization expense as follows (in thousands), based upon the estimated purchase price allocation:

	For the six months ended June 30, 2013	For the year ended December 31, 2012
Buildings and improvements	$10,780	$21,562
In place lease assets	11,269	22,538
Lease commissions	1,823	3,645

Total depreciation and amortization	$23,872	$47,745

(28)	Impairment losses on real estate were adjusted for impairment losses on assets which will not be acquired in connection with the mergers.

(29)	Investment advisory, management, leasing, and development services were adjusted to reflect the expenses related to the services provided to TPG/CalSTRS Austin.

(30)	Reimbursable property personnel costs were adjusted to reflect the expenses related to the TPG/CalSTRS Austin.

(31)	General and administrative was adjusted to reflect the expected annual cost savings of $13.9 million as a result of the mergers.

(32)	Acquisition costs represent the estimated transaction costs related to the mergers, including, but not limited to, advisor fees, legal fees, accounting fees, printing fees, and transfer fees.

(33)	Equity in net income (loss) of unconsolidated real estate entities was adjusted to reflect the impact of the mergers and the other transactions included in the pro forma adjustments.

(34)	Loss on sale of real estate was eliminated.

(35)	Interest expense reflects an adjustment to TPGI’s historical interest expense to account for the assumption of mortgages of San Felipe Plaza and City West Place, and the related fair value adjustment.

The adjustment includes the following (in thousands):

	For the six months ended June 30, 2013	For the year ended December 31, 2012
Interest on mortgages assumed	$8,751	$18,063
Mortgage premium amortization	(1,592)	(3,185)

Total interest expense	$7,159	$14,878

(36)	Noncontrolling interest was adjusted to reflect the unaffiliated partner’s interest in Murano and TPG/CalSTRS Austin.

(37)	Weighted average common shares outstanding reflects the adjustment from TPGI’s historical common shares outstanding to the Parkway shares issued at closing.